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                                                                    EXHIBIT 32.1



                                WRITTEN STATEMENT
  OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 13350


Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Chief Financial Officer of Noble International Ltd. (the "Company"), hereby certify that to the best of our knowledge the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 13, 2004         By: /s/ Christopher L. Morin
                                 ------------------------------------------
                              Name: Christopher L. Morin
                              Title:President and Chief Executive Officer
                              (Principal Executive Officer) of
                              Noble International, Ltd.




Date: August 13, 2004         By: /s/  Jay J. Hansen
                                 -------------------------------------------
                              Name: Jay J. Hansen
                              Title: Chief Financial Officer
                              (Principal Financial Officer) of
                              Noble International, Ltd.